                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER



                          DATED AS OF DECEMBER 11, 1998



                                      AMONG



                                PLACER DOME INC.,



                            BULLION ACQUISITION CORP.



                                       AND



                           GETCHELL GOLD CORPORATION,
                             A DELAWARE CORPORATION

                                TABLE OF CONTENTS


ARTICLE I. THE MERGER.............................................................................................1

1.1.    THE MERGER................................................................................................1
1.2.    CLOSING...................................................................................................2
1.3.    EFFECTIVE TIME............................................................................................2
1.4.    EFFECTS OF THE MERGER.....................................................................................2
1.5.    CERTIFICATE OF INCORPORATION..............................................................................2
1.6.    BYLAWS....................................................................................................2
1.7.    OFFICERS AND DIRECTORS OF SURVIVING CORPORATION...........................................................2

ARTICLE II. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES...2

2.1.    EFFECT ON CAPITAL STOCK...................................................................................2
2.2.    EXCHANGE OF CERTIFICATES..................................................................................3

ARTICLE III. REPRESENTATIONS AND WARRANTIES.......................................................................7

3.1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................................7
3.2.    REPRESENTATIONS AND WARRANTIES OF PARENT.................................................................14
3.3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB RESPECTING MERGER SUB............................21

ARTICLE IV. COVENANTS RELATING TO CONDUCT OF BUSINESS............................................................22

4.1.    COVENANTS OF THE COMPANY.................................................................................22
4.2.    COVENANTS OF PARENT AND MERGER SUB.......................................................................24
4.3.    ADVICE OF CHANGES; GOVERNMENT FILINGS....................................................................26
4.4.    CONTROL OF OTHER PARTY'S BUSINESS........................................................................27

ARTICLE V. ADDITIONAL AGREEMENTS.................................................................................27

5.1.    PREPARATION OF FORM F-4 AND PROXY STATEMENT; THE COMPANY STOCKHOLDERS MEETING............................27
5.2.    ACCESS TO INFORMATION....................................................................................28
5.3.    APPROVALS AND CONSENTS; COOPERATION......................................................................29
5.4.    ACQUISITION PROPOSALS....................................................................................30
5.5.    EMPLOYEE BENEFITS........................................................................................31
5.6.    FEES AND EXPENSES........................................................................................32
5.7.    INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE......................................................32
5.8.    PUBLIC ANNOUNCEMENTS.....................................................................................32
5.9.    TAX AND ACCOUNTING TREATMENT.............................................................................32
5.10.   AFFILIATES...............................................................................................33
5.11.   STOCK EXCHANGE LISTING...................................................................................33
5.12.   TAKEOVER STATUTES........................................................................................33
5.13.   RIGHTS AGREEMENTS........................................................................................33
5.14.   EMPLOYEE STOCK OPTIONS AND EQUITY INCENTIVES.............................................................33
5.15.   FURTHER ASSURANCES.......................................................................................34

ARTICLE VI. CONDITIONS PRECEDENT.................................................................................35

6.1.    CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER...............................................35
6.2.    ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB............................................36
6.3.    ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY......................................................37

ARTICLE VII. TERMINATION AND AMENDMENT...........................................................................37

7.1.    TERMINATION..............................................................................................37


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
7.2.    EFFECT OF TERMINATION....................................................................................39
7.3.    AMENDMENT................................................................................................40
7.4.    EXTENSION; WAIVER........................................................................................40

ARTICLE VIII. GENERAL PROVISIONS.................................................................................40

8.1.    NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; NO OTHER REPRESENTATIONS AND WARRANTIES......40
8.2.    NOTICES..................................................................................................41
8.3.    INTERPRETATION...........................................................................................41
8.4.    COUNTERPARTS.............................................................................................41
8.5.    ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES...........................................................41
8.6.    GOVERNING LAW............................................................................................42
8.7.    SEVERABILITY.............................................................................................42
8.8.    ASSIGNMENT...............................................................................................42
8.9.    ENFORCEMENT..............................................................................................42
8.10.   DEFINITIONS..............................................................................................42


                                       ii

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                            GLOSSARY OF DEFINED TERMS


                                                                                                        LOCATION OF
DEFINITION                                                                                             DEFINED TERM

Acquisition Proposal.................................................................................Section 5.4(a)
Agreement..................................................................................................Preamble
Amex............................................................................................Section 3.1(c)(iii)
Average Parent Stock Price ..........................................................................Section 2.1(c)
Board of Directors..................................................................................Section 8.10(a)
Business Day........................................................................................Section 8.10(b)
Canadian GAAP.....................................................................................Section 3.2(d)(i)
Certificate of Merger...................................................................................Section 1.3
Certificates.........................................................................................Section 2.2(b)
Closing.................................................................................................Section 1.2
Closing Date............................................................................................Section 1.2
Code.......................................................................................................Recitals
Common Shares Trust ............................................................................Section 2.2(e)(iii)
Company....................................................................................................Preamble
Company Benefit Plans.............................................................................Section 3.1(l)(i)
Company Common Stock.......................................................................................Recitals
Company Disclosure Schedule.............................................................................Section 3.1
Company Material Contracts...........................................................................Section 3.1(k)
Company Permits......................................................................................Section 3.1(f)
Company Property.....................................................................................Section 3.1(p)
Company Rights Agreement .........................................................................Section 3.1(b)(i)
Company SEC Reports...............................................................................Section 3.1(d)(i)
Company Stock Option Plans..........................................................................Section 8.10(c)
Company Stockholders Meeting.........................................................................Section 5.1(b)
Company Sub..........................................................................................Section 3.1(a)
Company Voting Debt.............................................................................Section 3.1(b)(iii)
Confidentiality Agreement ..............................................................................Section 5.2
Conversion Number....................................................................................Section 2.1(c)
DGCL.......................................................................................................Recitals
Effective Time..........................................................................................Section 1.3
ERISA.............................................................................................Section 3.1(l)(i)
Excess Shares ...................................................................................Section 2.2(e)(ii)
Exchange Act....................................................................................Section 3.1(c)(iii)
Exchange Agent.......................................................................................Section 2.2(a)
Exchange Fund........................................................................................Section 2.2(a)
Expenses................................................................................................Section 5.6
Form F-4..........................................................................................Section 3.1(e)(i)
Governmental Entity.............................................................................Section 3.1(c)(iii)
HSR Act.........................................................................................Section 3.1(c)(iii)


                                      iii
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
Indemnified Party.......................................................................................Section 5.7
Liens............................................................................................Section 3.1(b)(ii)
Material Adverse Effect.............................................................................Section 8.10(d)
Merger.....................................................................................................Recitals
Merger Sub.................................................................................................Preamble
Mining Claims .......................................................................................Section 3.1(o)
New Stock Rights....................................................................................Section 5.14(c)
Organizational Documents............................................................................Section 8.10(e)
Outside Date.........................................................................................Section 7.1(b)
Parent.....................................................................................................Preamble
Parent Benefit Plans..............................................................................Section 3.2(k)(i)
Parent Common Stock........................................................................................Recitals
Parent Disclosure Schedule..............................................................................Section 3.2
Parent Material Contracts............................................................................Section 3.2(j)
Parent Permits.......................................................................................Section 3.2(f)
Parent Property......................................................................................Section 3.2(n)
Parent Rights ....................................................................................Section 3.2(b)(i)
Parent Rights Agreement...........................................................................Section 3.2(b)(i)
Parent SEC Reports................................................................................Section 3.2(d)(i)
Parent Voting Debt..............................................................................Section 3.2(b)(iii)
Person..............................................................................................Section 8.10(f)
Proxy Statement...................................................................................Section 3.1(e)(i)
Required Company Votes...............................................................................Section 3.1(j)
Required Parent Votes................................................................................Section 3.2(j)
Required Regulatory Approvals........................................................................Section 6.1(e)
SEC...............................................................................................Section 3.1(d)(i)
Securities Act..................................................................................Section 3.1(c)(iii)
Subsidiary..........................................................................................Section 8.10(g)
Superior Proposal....................................................................................Section 5.4(b)
Surviving Corporation...................................................................................Section 1.1
Takeover statute.......................................................................................Section 5.12
Tax.................................................................................................Section 8.10(h)
Taxable.............................................................................................Section 8.10(h)
Taxes...............................................................................................Section 8.10(h)
Tax Return..........................................................................................Section 8.10(h)
Terminating Company Breach...........................................................................Section 7.1(g)
Terminating Parent Breach............................................................................Section 7.1(h)
The other party.....................................................................................Section 8.10(i)
U.S. GAAP..................................................................................................Recitals
Violation....................................................................................... Section 3.1(c)(ii)
1996 Plan............................................................................................. Section 5.14


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                  This AGREEMENT AND PLAN OF MERGER, dated as of December 11,
1998 (this "Agreement"), by and among Placer Dome Inc., a corporation amalgamated under the Canada Business Corporations Act ("Parent"), Bullion Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Getchell Gold Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H :

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that the Merger (as defined below) is in the best interests of their respective stockholders and have approved the Merger upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Common Stock, par value $.0001 per share, of the Company ("Company Common Stock"), other than shares owned directly or indirectly by Parent or by the Company, will be converted into the right to receive the Conversion Number (as defined below) of a fully paid and nonassessable share of common stock, without par value, of Parent (the "Parent Common Stock");

                  WHEREAS, in order to effectuate the foregoing, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), will merge with and into the Company (the "Merger"); and

                  WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                  WHEREAS, for United States Federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
and

                  WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction under United States generally accepted accounting principles ("U.S.
GAAP").

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.
                                   THE MERGER

         1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time (as defined below). Following the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") in accordance with the DGCL.


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


         1.2. CLOSING. The closing of the Merger (the "Closing") will take place as soon as practicable after satisfaction or waiver (as permitted by this Agreement and applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, CA 94111, unless another place is agreed to in writing by the parties hereto.

         1.3. EFFECTIVE TIME. Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the parties may agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

         1.4. EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in Section 259 of the DGCL.

         1.5. CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Company until thereafter changed or amended as provided therein or by applicable law, provided that such certificate of incorporation shall be amended to reflect "Getchell Gold Corporation" as the name of the Surviving Corporation.

         1.6. BYLAWS. The bylaws of Merger Sub as in effect at the Effective Time shall be the bylaws of the Company until thereafter changed or amended as provided therein or by applicable law.

         1.7. OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The officers and directors of Merger Sub shall be the officers and directors of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or director or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II.
          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

                           (a) Capital Stock of Merger Sub. Each issued and
outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid



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


and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

                           (b) Cancellation of Treasury Stock and Parent-Owned
Stock. Each share of Company Common Stock that is owned by the Company or by a wholly owned subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

                           (c) Conversion of Company Common Stock. Subject to
Section 2.2(e), each issued and outstanding share of Company Common stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive the Conversion Number of fully paid and nonassessable shares of Parent Common Stock together with the associated Parent Right (unless the context otherwise requires, all references herein to Parent Common Stock include the associated Parent Right). The "Conversion Number" shall mean 2.45, as adjusted pursuant to Section 2.1(d). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive upon the surrender of such certificates, certificates representing the shares of Parent Common Stock, and cash in lieu of fractional shares of Parent Common Stock and any dividends to the extent provided in Section 2.2(c) to be issued or paid in consideration therefor upon surrender of such certificates in accordance with Section 2.2, without interest.

                           (d) Adjustment of Conversion Number. In the event of
any split, combination or reclassification of any Parent Common Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Parent Common Stock at any time during the period from the date of this Agreement to the Effective Time, the Company and Parent shall make such adjustment to the Conversion Number as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

         2.2.     EXCHANGE OF CERTIFICATES.

                           (a) Exchange Agent. Immediately following the
Effective Time, Parent shall deposit with The Bank of New York or such other bank or trust company as may be designated by Parent and the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock together with amounts sufficient in the


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


aggregate to provide all funds necessary for the Exchange Agent to make payments in lieu of fractional shares pursuant to Section 2.2(e) and dividend payments pursuant to Section 2.2(c) (such shares of Parent Common Stock and funds, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "Exchange Fund").

                           (b) Exchange Procedures. As soon as reasonably
practicable after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, other than shares to be canceled or retired in accordance with Section 2.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing the appropriate number of whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock and any dividends to the extent provided in Section 2.2(c) as contemplated by this Section 2.2. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Parent Common Stock.

                           (c) Distributions with Respect to Unexchanged Shares.
No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the



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holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                           (d) No Further Ownership Rights in Company Common
Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this
Article II, except as otherwise provided by law.

                           (e) No Fractional Shares.

                               (i) No certificates or scrip representing
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates.

                               (ii) As promptly as practicable following the
Effective Time, the Exchange Agent shall determine the excess of (x) the number of shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.2(a) over (y) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of the Certificates pursuant to
Section 2.2(b) (such excess being herein called the "Excess Shares"). As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of the Certificates, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange all in the manner provided in paragraph
(iii) of this Section 2.2(e).

                               (iii) The sale of the Excess Shares by the
Exchange Agent shall be executed on the New York Stock Exchange through one or more member firms of the New York Stock Exchange and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of the Certificates, the Exchange Agent shall hold such proceeds in trust for the holders of the Certificates (the "Common Shares Trust"). The Surviving Corporation will pay all commission, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale


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of the Excess Shares. The Exchange Agent shall determine the portion of the
Common Shares Trust to which each holder of a Certificate shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of a Certificate is entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interest to which all holders of Certificates are entitled.

                               (iv) Notwithstanding the provisions of Section
2.2(e)(ii) and (iii), the Surviving Corporation may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such holder (after taking into account all shares of Company Common stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Parent Common Stock as reported on the New York Stock Exchange Composite Transaction Tape (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the last full trading day prior to the Effective Time, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references will be deemed to mean and refer to the payments calculated as set forth in this Section 2.2(e)(iv).

                               (v) As soon as practicable after the
determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional share interest, the Exchange Agent shall make available such amounts, without interest, to such holders of Certificates who have surrendered their Certificates in accordance with this Article II.

                           (f) Termination of Exchange Fund and Common Shares
Trust. Any portion of the Exchange Fund and Common Shares Trust which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                           (g) No Liability. None of Parent, Merger Sub, the
Company or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                           (h) Investment of Exchange Fund and Common Shares
Trust. The Exchange Agent shall invest any cash included in the Exchange Fund and Common



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


Shares Trust, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                           (i) Lost Certificates. In the event that any
Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Parent Common Stock, and any cash in lieu of fractional shares and any unpaid dividends or distributions with respect to Parent Common Stock, to which they are entitled pursuant hereto.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as set forth in the Company Disclosure Schedule delivered by the Company to Parent at or prior to the execution of this Agreement (the "Company Disclosure Schedule") or the Company SEC Reports (as defined below), the Company represents and warrants to Parent and Merger Sub as follows:

                  (a) Organization, Standing and Power. Each of the Company and FMG Inc., a Nevada corporation ("Company Sub"), has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to carry on its business as now being conducted. Each of the Company and Company Sub is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on the Company. The copies of the Organizational Documents of the Company and Company Sub which were previously furnished or made available to Parent are true, complete and correct copies of such documents as in effect on the date of this Agreement.

                  (b) Capital Structure.

                                    (i) The authorized capital stock of the
         Company consists of (A) 100,000,000 shares of Company Common Stock, of which as of the date of this Agreement 30,797,536 shares are outstanding, and (B) 10,000,000 shares of preferred stock, par value $.0001 per share, of which no shares are outstanding. All issued and outstanding shares of the capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. As of the date of this Agreement, there are no outstanding options, warrants or other rights to acquire capital stock from the Company other than (C) rights issued pursuant to the Amended and Restated Rights Agreement dated as of December 31, 1996 between the Company and Harris Trust and Savings Bank (the "Company Rights Agreement"), (D) options representing in the aggregate the right to purchase 1,523,227 shares of Company Common Stock under the Company Stock Option Plans



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


         and (E) debentures convertible into 10,000 shares of Company Common Stock. As of the date of this Agreement, the Company also has 72,808 stock appreciation rights outstanding.

                                    (ii) All of the issued and outstanding
         shares of capital stock of Company Sub are duly authorized, validly issued, fully paid and nonassessable and are owned by the Company, free and clear of any liens, claims, encumbrances, restrictions, preemptive rights or any other claims of any third party ("Liens"). Except for the capital stock of Company Sub, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

                                    (iii) No bonds, debentures, notes or other
         indebtedness of the Company having the right to vote on any matters on which stockholders may vote ("Company Voting Debt") are issued or outstanding.

                                    (iv) Except as otherwise set forth in this
         Section 3.1(b) and except in connection with elections made by participants in the Company's 401(k) plan, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or Company Sub is a party or by which any of them is bound obligating the Company or Company Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or Company Sub or obligating the Company or Company Sub to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of the Company or Company Sub to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or Company Sub.

                  (c) Authority; No Conflicts.

                                    (i) The Company has all requisite corporate
         power and corporate authority to enter into this Agreement and, subject to the adoption of this Agreement by the requisite vote of the holders of Company Common Stock, to consummate the transactions contemplated hereby. The Board of Directors of the Company has approved this Agreement and the transactions contemplated by this Agreement and has resolved (subject to its rights under Sections 5.1 and 5.4) to recommend to the Company's stockholders that they approve this Agreement and the transactions contemplated under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                    (ii) The execution and delivery of this
         Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, amendment, cancellation or acceleration of any obligation or the loss of any material property, material right or material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of consent, termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the Organizational Documents of the Company or Company Sub or (B) except as could not reasonably be expected to have a Material Adverse Effect on the Company and, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, Company Sub or their respective properties or assets.

                                    (iii) No consent, approval, order or
         authorization of, or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, or other governmental or quasi-governmental authority (a "Governmental Entity"), is required by or with respect to the Company or Company Sub in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (x) those required under or in relation to (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (B) state securities or "blue sky" laws, (C) the Securities Act of 1933, as amended (the "Securities Act"), (D) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (E) the DGCL with respect to the filing and recordation of appropriate merger or other documents, (F) rules and regulations of the American Stock Exchange (the "Amex"), and (G) antitrust or other competition laws of other jurisdictions, and (y) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on the Company or materially impair or delay the ability of the Company to consummate the transactions contemplated hereby.

                  (d) Reports and Financial Statements.

                                    (i) The Company has filed all required
         reports, schedules, forms, statements and other documents required to be filed by it with the Securities and

         Exchange Commission (the "SEC") since January 1, 1996 (collectively, including all exhibits thereto, the "Company SEC Reports"). Company Sub is not required to file any form, report or other document with the SEC. None of the Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Company SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and Company Sub as of the respective dates or for the respective periods set forth therein, all in conformity with U.S. GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                                    (ii) Except as set forth in the Company SEC
         Reports filed prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business since December 31, 1997, neither the Company nor Company Sub has any liabilities or obligations of any nature required by U.S. GAAP to be set forth on a consolidated balance sheet of the Company and Company Sub which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

                  (e) Information Supplied.

                                    (i) None of the information supplied or to
         be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form F-4 filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form F-4") will, at the time any amendment or supplement to the Form F-4 is filed with the SEC, or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
         (ii) the proxy statement related to the meeting of the Company's stockholders to be held in connection with the Merger and the transactions contemplated by this Agreement (the "Proxy Statement") will, on the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

                                    (ii) Notwithstanding the foregoing
         provisions of this Section 3.1(e), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or Form F-4 based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.

                  (f) Compliance with Applicable Laws; Regulatory Matters. The Company and Company Sub hold all permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of their businesses, taken as a whole (the "Company Permits"). The Company and Company Sub are in compliance with the terms of the Company Permits, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Reports, the businesses of the Company and Company Sub are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company and since December 31, 1997, neither the Company nor Company Sub has received any written warning, notice, notice of violation or probable violation, notice of revocation, or other written communication from or on behalf of any Governmental Entity, alleging (A) any violation of any Company Permit or (B) that the Company or the Company Sub requires any Company Permit required for its business that is not currently held by it. To the knowledge of the Company, no material investigation by any Governmental Entity with respect to the Company or Company Sub is pending or threatened.

                  (g) Litigation. There is no material litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or affecting the Company or Company Sub, nor is there any material judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or Company Sub which does not affect all companies similarly situated.

                  (h) Taxes. (i) The Company and Company Sub have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) the Company and Company Sub have paid all material Taxes that are shown as due on such filed Tax Returns or that the Company or Company Sub is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith; (iii) except as disclosed in the Company's SEC Reports, to the knowledge of the Company, there are no pending or threatened in writing audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to the Company or Company Sub; (iv) except as disclosed in the Company's SEC Reports, there are no material deficiencies or claims for any Taxes that have been proposed, asserted or assessed against the Company or

Company Sub; (v) there are no material Liens for Taxes upon the assets of the Company or Company Sub, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings; (vi) neither of the Company nor Company Sub has made an election under Section 341(f) of the Code; (vii) neither the Company nor Company Sub have extended, or waived application of, any statute of limitations of any jurisdiction covering the assessment or collection of any Taxes; (viii) to the Company's knowledge there are no conditions that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; and (ix) neither the Company nor Company Sub is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of "excess parachute payments" within the meaning of Section 280G of the Code.

                  (i) Absence of Certain Changes or Events. Since September 30, 1998 through the date of this Agreement, (A) each of the Company and Company Sub has conducted its business in the ordinary course and has not incurred any material liability, except in the ordinary course of their respective businesses; (B) there has not been any change in the business, financial condition or results of operations of the Company or Company Sub that has had, or could reasonably be expected to have, a Material Adverse Effect on the Company, (C) there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Company capital stock; (D) there has not been any split, combination or reclassification of any Company capital stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Company capital stock; (E) there has not been (i) any granting by the Company or the Company Sub to any executive officer of the Company or the Company Sub of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Reports, (ii) any granting by the Company or the Company Sub to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Reports, or (iii) any entry by the Company of the Company Sub into any employment, severance or termination agreement with any such executive officer; and (F) there has not been any change in accounting methods, principles or practices by the Company of the Company Sub materially affecting its assets, liabilities or business, except insofar as may have been required by a change in U.S. GAAP.

                  (j) Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Required Company Votes") is the only vote of the holders of any class or series of the Company capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                  (k) Certain Agreements. All contracts listed as an exhibit to the Company's Annual Report on Form 10-K under the rules and regulations of the SEC relating to the business of the Company and Company Sub (the "Company Material Contracts") are valid and in full force and effect except to the extent they have previously expired in accordance with their terms, and neither the Company nor Company Sub has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a material default under the provisions of, any such Company Material Contract. To the knowledge of the Company, no counterparty to any such Company Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a material default or other material breach under the provisions of, such Company Material Contract.

                  (l) Employee Benefit Plans; Labor Matters.

                                    (i) With respect to each employee benefit
         plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, change in control and severance plan, program, arrangement and contract), to which the Company or Company Sub is a party, which is maintained or contributed to by the Company or Company Sub, or with respect to which the Company or Company Sub could incur material liability under Section 4069, 4201 or 4212(c) of ERISA (the "Company Benefit Plans"), the Company has made available to Parent a true and complete copy of such Company Benefit Plan.

                                    (ii) Each of the Company Benefit Plans that
         is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and the Company is not aware of any circumstances likely to result in the revocation of any such favorable determination letter that could not reasonably be corrected under Rev. Proc. 98-22.

                                    (iii) With respect to the Company Benefit
         Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or Company Sub could be subject to any material liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable law.

                                    (iv) Neither of the Company nor Company Sub
         is a party to any collective bargaining or other labor union contracts and no collective bargaining agreement is being negotiated by the Company or Company Sub. There is no pending labor dispute, strike or work stoppage against the Company or Company Sub which may interfere with the respective business activities of the Company or Company Sub, except where such dispute, strike or work stoppage could not reasonably be expected to have a Material Adverse Effect on the Company. There is no pending charge or complaint against the Company or Company Sub by the National Labor Relations Board or any comparable state agency, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Material Adverse Effect on the Company.

                  (m) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, except Nesbitt Burns Inc. and Salomon Smith Barney Inc.

                  (n) Opinion of Financial Advisor. The Company has received the oral opinion of each of Nesbitt Burns Inc. and Salomon Smith Barney Inc. as of the date of this Agreement, to the effect that, as of such date, the Conversion Number is fair, from a financial point of view, to the holders of Company Common Stock.

                  (o) Real Property and Mining Claims. The Company and Company Sub have good and marketable fee simple title to each material parcel of real property (not including unpatented mining claims or millsites) owned by each of them, free and clear of all material liens, mortgages, adverse claims, encumbrances and royalty rights or interests, except with respect to taxes and general and special assessments not in default and payable without penalty or interest. With respect to all unpatented mining claims and millsites owned by the Company or Company Sub (the "Mining Claims"), the Company or Company Sub, as the case may be, (i) is in exclusive possession of the Mining Claims free and clear of all material liens, mortgages, encumbrances, royalty rights or interests and, to the knowledge of the Company or Company Sub, as applicable, adverse claims, subject to the paramount title of the United States, and (ii) has timely made all filings and recordings in the appropriate governmental offices as required to maintain the Mining Claims in good standing, except where the failure to do so would not have a Material Adverse Effect on the Company. The foregoing representations and warranties with respect to unpatented mining claims shall not be deemed to constitute a representation or warranty that a mineral discovery has been made on any such claim.

                  (p) Dispositions of Company Property. Since December 31, 1997, neither the Company nor the Company Sub has sold or disposed of or ceased to hold or own any personal property, real property, any interest or rights with respect to real property (including exploration or production rights), any interest in a joint venture or other assets or properties of the Company of the Company Sub ("Company Property"), other than sales and dispositions of raw materials, obsolete equipment, mine output and other inventories, and any interests or rights with respect to real property having an individual fair market value of less than $1,000,000 in the ordinary course of business, consistent with past practice. No Company Property whose fair market value on the date of this Agreement is greater than $1,000,000 is subject to any pending sale or disposition transaction.

         3.2. REPRESENTATIONS AND WARRANTIES OF PARENT. Except as set forth in the Parent Disclosure Schedule delivered by Parent to the Company at or prior to the execution of this Agreement (the "Parent Disclosure Schedule") or the Parent SEC Reports (as defined below), Parent represents and warrants to the Company as follows:

                  (a) Organization, Standing and Power. Each of Parent and its Significant Subsidiaries (as hereinafter defined) has been duly incorporated and is validly existing and where such concept is recognized in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to carry on its business as now being conducted. Each of Parent and its Significant Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure so to qualify could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Parent. The copies of the Organizational Documents of Parent which were previously furnished or made available to the Company are true, complete and correct copies of such documents as in effect on the date of this Agreement. The "Significant Subsidiaries" shall mean all Subsidiaries considered significant subsidiaries under Regulation S-X of the Securities Act together with the subsidiaries designated as significant subsidiaries of Parent set forth in Section 3.2(b)(ii) of the Parent Disclosure Schedule. Parent together with the Significant Subsidiaries account for substantially all of the consolidated revenues of Parent.

                  (b) Capital Structure.

                                    (i) The authorized capital stock of Parent
         consists of (A) unlimited shares of Parent Common Stock, of which as of the date of this Agreement 250,050,948 shares are outstanding, and (B) unlimited shares of preferred stock, of which as of the date of this Agreement no shares are outstanding. All issued and outstanding shares of the capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights. As of the date of this Agreement, there are no outstanding options, warrants or other rights to acquire capital stock from Parent other than (C) rights (the "Parent Rights") issued pursuant to the Rights Agreement amended and restated effective April 14, 1998 between Parent and CIBC Mellon Trust Company (the "Parent Rights Agreement") and (D) options representing in the aggregate the right to purchase 7,472,808 shares of Parent Common Stock under Parent's equity incentive plans.

                                    (ii) Section 3.2(b)(ii) of the Parent
         Disclosure Schedule lists all Significant Subsidiaries of Parent as of the date of this Agreement. All of the issued and outstanding shares of capital stock of each Significant Subsidiary of Parent are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by Parent and are owned free and clear of any Liens. Except for the capital stock of the Significant Subsidiaries listed in Section 3.2(b)(ii) of the Parent Disclosure Schedule and Parent's other Subsidiaries, Parent does not own, directly or indirectly, any capital stock or other ownership interest in any Person that is material to Parent.

                                    (iii) No bonds, debentures, notes or other
         indebtedness of Parent having the right to vote on any matters on which stockholders may vote ("Parent Voting Debt") are issued or outstanding.

                                    (iv) Except as otherwise set forth in this
         Section 3.2(b) and except pursuant to equity incentive plans of Parent or any of its Significant Subsidiaries, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Significant Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Significant Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or any of its Significant Subsidiaries or obligating Parent or any of its Significant Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of Parent or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent.

                  (c) Authority; No Conflicts.

                                    (i) Parent has all requisite corporate power
         and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of Parent has approved this Agreement and the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                    (ii) The execution and delivery of this
         Agreement does not or will not, as the case may be, and the consummation of the transactions contemplated hereby will not, result in any Violation of: (A) any provision of the Organizational Documents of Parent or any of its Significant Subsidiaries or (B) except as could not reasonably be expected to have a Material Adverse Effect on Parent and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, any of its Significant Subsidiaries or their respective properties or assets.

                                    (iii) No consent, approval, order or
         authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, except for (A) the consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to clause (x) of Section 3.1(c)(iii) (including approvals of stock exchanges on which Parent Common Stock is listed for issuance and exemption orders or rulings as are required to be obtained under Canadian securities laws) and

         (B) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect on Parent or materially impair or delay the ability of Parent to consummate the transactions contemplated hereby.

                  (d) Reports and Financial Statements.

                                    (i) Parent has filed all required reports,
         schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1996 (collectively, including all exhibits thereto, the "Parent SEC Reports"). No Subsidiary of Parent is required to file any form, report or other document with the SEC. None of the Parent SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or of the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with Canadian generally accepted accounting principles ("Canadian GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that have not been and are not expected to be material in amount. All of such Parent SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Parent SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                                    (ii) Except as set forth in the Parent SEC
         Reports filed prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1997, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature required by Canadian GAAP to be set forth on a consolidated balance sheet of Parent and its Subsidiaries which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

                  (e) Information Supplied.

                                    (i) None of the information supplied or to
         be supplied by Parent or Merger Sub for inclusion or incorporation by reference in (i) the Form F-4 will, at the time any amendment or supplement to the Form F-4 is filed with the SEC, or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, on the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    (ii) Notwithstanding the foregoing
         provisions of this Section 3.2(e), no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in the Proxy Statement or Form F-4 based on information supplied by the Company for inclusion or incorporation by reference therein.

                  (f) Compliance with Applicable Laws; Regulatory Matters. The Parent and its Significant Subsidiaries hold all required permits, licenses, certificates, franchises, registrations, variances, exemptions, orders and approvals of all Governmental Entities (the "Parent Permits"), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent. The Parent and its Significant Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent. Except as disclosed in Parent SEC Reports, the businesses of Parent and its Significant Subsidiaries are not being and have not been conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent and since December 31, 1997, neither Parent nor any of its Significant Subsidiaries has received any written warning, notice, notice of violation or probable violation, notice of revocation, or other written communication from or on behalf of any Governmental Entity, alleging (A) any violation of any Parent Permit or (B) that Parent or any of its Significant Subsidiaries requires any Parent Permit required for its business that is not currently held by it, except which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent. To the knowledge of Parent, no investigation by any Governmental Entity with respect to Parent or any of its Significant Subsidiaries is pending or threatened, other than investigations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent.

                  (g) Litigation. There is no litigation, arbitration, claim, suit, action, investigation or proceeding pending or, to the knowledge of Parent, threatened, against or affecting Parent or any of its Significant Subsidiaries which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Parent, nor is there any judgment, award, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its Significant Subsidiaries which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on Parent.

                  (h) Taxes. (i) Parent and each of its Significant Subsidiaries have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects;
(ii) Parent and each of its Significant Subsidiaries have paid all

Taxes that are shown as due on such filed Tax Returns or that Parent or any of its Significant Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent; (iii) to the knowledge of Parent, there are no pending or threatened in writing audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters relating to Parent or any of its Significant Subsidiaries which, if determined adversely to Parent or such Significant Subsidiary, could reasonably be expected to have a Material Adverse Effect on Parent; (iv) there are no deficiencies or claims for any Taxes that have been proposed, asserted or assessed against Parent or any of its Significant Subsidiaries which, if such deficiencies or claims were finally resolved against Parent or any of its Significant Subsidiaries, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent; (v) there are no material Liens for Taxes upon the assets of Parent or any of its Significant Subsidiaries, other than Liens for current Taxes not yet due and payable and Liens for Taxes that are being contested in good faith by appropriate proceedings; (vi) none of Parent or any of its Significant Subsidiaries has made an election under Section 341(f) of the Code; and (vii) to Parent's knowledge, there are no conditions that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (i) Absence of Certain Changes or Events. Since September
30, 1998 through the date of this Agreement, (A) each of Parent and its Significant Subsidiaries has conducted its business in the ordinary course consistent with its past practice and has not incurred any material liability, except in the ordinary course of their respective businesses; (B) there has not been any change in the business, financial condition or results of operations of Parent or any of its Significant Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect on Parent; (C) there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Parent capital stock, except for dividends in the ordinary course of business consistent with past practice; (D) there has not been any split, combination or reclassification of any Parent capital stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Parent capital stock; and (E) there has not been any change in accounting methods, principles or practices by Parent or any of Parent's Significant Subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been required by a change in Canadian GAAP or in connection with Parent's change to U.S. GAAP.

                  (j) Certain Agreements. All contracts listed as an exhibit to Parent's Annual Report on Form 40-F under the rules and regulations of the SEC relating to the business of the Parent and its Significant Subsidiaries (the "Parent Material Contracts") are valid and in full force and effect except to the extent they have previously expired in accordance with their terms, and neither Parent nor any of its Significant Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a default under the provisions of, any such Parent Material Contract, except for defaults which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent. To the knowledge of the

Company, no counterparty to any such Parent Material Contract has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, could reasonably be expected to constitute a default or other breach under the provisions of, such Parent Material Contract, except for defaults or breaches which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent.

                  (k) Employee Benefit Plans; Labor Matters.

                                    (i) With respect to each U.S. employee
         benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, change in control and severance plan, program, arrangement and contract), to which Parent or any of its Significant Subsidiaries is a party, which is maintained or contributed to by Parent or any of its Significant Subsidiaries, or with respect to which Parent or any of its Significant Subsidiaries could incur material liability under Section 4069, 4201 or 4212(c) of ERISA (the "Parent Benefit Plans"), Parent has made available to the Company a true and complete copy of such Parent Benefit Plan.

                                    (ii) Each of the Parent Benefit Plans that
         is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and Parent is not aware of any circumstances likely to result in the revocation of any such favorable determination letter that could not reasonably be corrected under Rev. Proc. 98-22.

                                    (iii) With respect to the Parent Benefit
         Plans or other employee benefit plans, programs, arrangements and contracts to which Parent or any of its Significant Subsidiaries is a party, no event has occurred and, to the knowledge of the Parent, there exists no condition or set of circumstances, in connection with which the Parent or any of its Significant Subsidiaries could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

                                    (iv) Except as set forth on the Parent
         Disclosure Schedule, none of Parent or its Significant Subsidiaries is a party to any collective bargaining or other labor union contracts and no collective bargaining agreement is being negotiated by Parent or any of its Significant Subsidiaries. There is no pending labor dispute, strike or work stoppage against Parent or any of its Significant Subsidiaries which may interfere with the respective business activities of Parent or any of its Significant Subsidiaries, except where such dispute, strike or work stoppage could not reasonably be expected to have a Material Adverse Effect on Parent. There is no pending charge or complaint against Parent or any of its Significant Subsidiaries by the National Labor Relations

         Board or any comparable state agency, except where such unfair labor practice, charge or complaint could not reasonably be expected to have a Material Adverse Effect on Parent.

                  (l) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent on Merger Sub, except Credit Suisse First Boston Corporation.

                  (m) Ownership of Company Capital Stock. As of the date of this Agreement, neither Parent nor any of its Significant Subsidiaries or, to the best of its knowledge without investigation, any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in case of either clause (i) or (ii), shares of capital stock of the Company.

                  (n) Dispositions of Parent Property. Since December 31,
1997, neither Parent nor any of its Significant Subsidiaries has sold or disposed of or ceased to hold or own any personal property, real property, any interest or rights with respect to real property (including exploration or production rights), any interest in a joint venture or other assets or properties of Parent or any of its Significant Subsidiaries ("Parent Property"), other than sales and dispositions of raw materials, obsolete equipment, mine output and other inventories, and any interests or rights with respect to real property which, individually or in the aggregate, have had a Material Adverse Effect on Parent.

         3.3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB RESPECTING MERGER SUB. Parent and Merger Sub represent and warrant to the Company as follows:

                  (a) Organization and Corporate Power. Merger Sub is a wholly owned Subsidiary of Parent and a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The copies of the Organizational Documents of Merger Sub which were previously furnished or made available to the Company are true, complete and correct copies of such documents as in affect on the date of this Agreement.

                  (b) Corporate Authorization. Merger Sub has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub. This Agreement has been duly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c) Non-Contravention. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the Organizational Documents of Merger Sub.

                  (d) No Business Activities. Merger Sub is not a party to any material agreements and has not conducted any activities other than in connection with the organization of Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

                                   ARTICLE IV.
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1. COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing):

                  (a) Ordinary Course. The Company and Company Sub shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, shall not enter into any hedging contracts or arrangements other than in the ordinary course of business and consistent with past practice, and shall use all reasonable efforts to preserve intact their present business organizations and preserve their relationships with customers, suppliers and others having business dealings with them; provided, however, that no action by the Company or Company Sub with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.1(a) unless such action would constitute a breach of one or more of such other provisions.

                  (b) Dividends; Changes in Share Capital. The Company shall not, and shall not permit Company Sub to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

                  (c) Issuance of Securities. The Company shall not and shall cause Company Sub not to issue, grant, deliver or sell, or authorize or propose the issuance, grant, delivery or sale of, any shares of its capital stock of any class, any Company Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Company Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock upon the exercise of stock options or stock appreciation rights issued prior to the date of this Agreement in the ordinary course of business and consistent with past practice in accordance with the terms of the Company Stock Option Plans as in effect on the date of this Agreement or pursuant to elections made by participants in the Company's 401(k) plan, and (ii) issuances of options, rights or other awards prior to the date of this Agreement in the ordinary course of business and consistent with past practice pursuant to the Company Stock Option Plans as in effect on the date of this Agreement.

                  (d) Organizational Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of the Amex, the Company and Company Sub shall not amend or propose to amend their respective Organizational Documents.

                  (e) Indebtedness. The Company shall not, and shall not permit Company Sub to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or Company Sub or guarantee any debt securities of other Persons other than indebtedness of the Company or Company Sub to the Company or Company Sub and other than in the ordinary course of business, (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than by the Company or Company Sub to or in the Company or Company Sub, (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or (iv) enter into any derivative contracts (other than hedging contracts in the ordinary course of business and consistent with past practice), other than in the case of clauses (ii) and (iii), loans or advances of less than $1,000,000 in the aggregate, investments in marketable securities, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

                  (f) Benefit Plans. The Company shall not, and shall not permit Company Sub to, (i) increase the compensation payable or to become payable to any of its executive officers or employees or (ii) take any action with respect to the grant of any severance or termination pay, or stay, bonus or other incentive arrangement (other than pursuant to benefit plans and policies in effect on the date of this Agreement), except (A) any such increases made in the ordinary course of business and in accordance with past practice or (B) as provided in Section 5.5.

                  (g) Acquisitions. Subject to Section 5.4, the Company shall not, and shall not permit Company Sub to, acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to the Company and the Company Sub, taken as a whole.

                  (h) Sales; Liens and Encumbrances. The Company shall not, and shall not permit Company Sub to, sell, lease, license, mortgage or other wise encumber or subject to any Lien or otherwise dispose of any Company Property other than (i) sales and dispositions of interest or rights with respect to real property having an aggregate fair market value on the date of this Agreement of less than $1,000,000, raw materials, obsolete equipment, mine output and other inventories, in each case only if in the ordinary course of business consistent with past practice, and (ii) encumbrances and Liens that are incurred in the ordinary course of business consistent with past practice.

                  (i) Material Agreements. The Company shall not, and shall not permit Company Sub to, terminate or amend on terms materially less favorable to the Company any agreement filed as an exhibit to any Company SEC Report.

                  (j) Authorization of Actions. The Company shall not, and shall not permit Company Sub to, authorize any of, or commit to agree to take any of, the foregoing actions in this Section 4.1.

                  (k) Capital Expenditures. The Company shall not, and shall not permit Company Sub to, make or agree to make any new capital expenditure or expenditures that, in the aggregate, are in excess of $1,000,000 above the aggregate amount currently budgeted by the Company, as disclosed in Section 4.1(k) of the Company Disclosure Schedule; provided, however, that Parent's consent to capital expenditures in excess of such amount shall not be unreasonably withheld.

                  (l) Tax Elections. The Company shall not, and shall not permit Company Sub to, make any material Tax election or settle or compromise any material Tax liability or refund, except to the extent already provided for in the Company SEC Documents and except for settlements or compromises with respect to Tax liabilities or refunds currently in dispute between the Company or Company Sub and the Internal Revenue Service; provided, however, that Parent's consent to any Tax election or settlement or compromise of any Tax liability or refund shall not be unreasonably withheld.

                  (m) Benefit Plans. Without limiting the generality of clause
(f) above, the Company shall not, and shall not permit Company Sub to, make any amendment to any Company Stock Option Plan as a result of this Agreement or in contemplation of the Merger, except as required by law and with respect to the elimination of any "cash out" provisions.

                  (n) Other Actions. The Company shall not, and shall not permit Company Sub to, take any action that could reasonably be expected to result in
(i) any of the representations or warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue (ii) any of such representations and warranties that are not so qualified becoming untrue in or
(iii) except as otherwise permitted by Section 5.4, any of the conditions to the Merger set forth in Article VI not being satisfied.

         4.2. COVENANTS OF PARENT AND MERGER SUB. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that the Company shall otherwise consent in writing):

                  (a) Ordinary Course. Parent and its Significant Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective

Time; provided, however, that no action by Parent or any of its Significant Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.2 shall be deemed a breach of this Section 4.2(a) unless such action would constitute a breach of one or more of such other provisions.

                  (b) Dividends; Changes in Share Capital. Parent shall not, and shall not permit any of its Significant Subsidiaries to, and shall not propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except dividends by Parent or Parent's Significant Subsidiaries in the ordinary course of business consistent with past practice,
(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of Parent which remains a wholly owned Subsidiary after consummation of such transaction, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock; provided, however, that nothing in this Section 4.2(b) shall prohibit dividends or distributions between Subsidiaries of Parent or the repurchase, redemption or acquisition of shares of capital stock of any Subsidiary of Parent.

                  (c) Issuance of Securities. Parent shall not and shall cause its Significant Subsidiaries not to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Parent Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Parent Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Parent Common Stock upon the exercise of stock options or stock appreciation rights issued in the ordinary course of business and consistent with past practice in accordance with the terms of Parent's or its Significant Subsidiaries' equity incentive or purchase plans as in effect on the date of this Agreement or pursuant to other equity plans as in effect on the date of this Agreement, (ii) issuances of options, rights or other awards in the ordinary course of business and consistent with past practice pursuant to Parent's equity incentive plans as in effect on the date of this Agreement, (iii) issuances by a Significant Subsidiary of Parent of shares of capital stock to another Subsidiary of Parent, and (iv) issuances of shares of capital stock by a Significant Subsidiary of Parent consistent with Parent's past practice.

                  (d) Organizational Documents. Except to the extent required to comply with their respective obligations hereunder, required by law or required by the rules and regulations of The Toronto Stock Exchange, Parent and its Significant Subsidiaries shall not amend or propose to amend their respective Organizational Documents.

                  (e) Indebtedness. Parent shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Parent or any of its Subsidiaries or guarantee any debt securities of other Persons other than indebtedness of Parent or any of its Subsidiaries to Parent or any wholly owned Subsidiary of Parent, other than in an aggregate amount not exceeding $750,000,000 and other than in the ordinary course of business, (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than by Parent or any of its Subsidiaries to or in Parent or any of its Subsidiaries or (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the case of clauses (ii) and (iii), loans, advances, capital contributions, investments, payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice.

                  (f) Acquisitions. Parent shall not, and shall not permit any of its Significant Subsidiaries to, acquire or agree to acquire for an aggregate amount in excess of $750,000,000 (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (ii) any assets that are material, individually or in the aggregate, to Parent and its Subsidiaries, taken as a whole.

                  (g) Material Agreements. Parent shall not, and shall not permit any of its Subsidiaries to, terminate or amend on terms materially less favorable to Parent any agreement filed as an exhibit to any Parent SEC Report, which termination or amendment, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent.

                  (h) Authorization of Actions. Parent shall not, and shall not permit any of its Subsidiaries to, authorize any of, or commit to agree to take any of, the foregoing actions in this Section 4.2.

                  (i) Other Actions. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that could reasonably be expected to result in (i) any of the representations or warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue in any material respect or (ii) any of the conditions to the Merger set forth in
Article VI not being satisfied.

                  (j) Board of Directors. Parent shall take such actions as are necessary to cause the appointment of two designees of the Company to Parent's Board of Directors, which designees are reasonably acceptable to Parent. Parent shall take such actions as are necessary to cause the appointment to Parent's Board of Directors of one of such designees immediately following the Effective Time and one of such designees as soon as practicable following the Effective Time.

         4.3. ADVICE OF CHANGES; GOVERNMENT FILINGS. Each party shall (a) confer on a regular and frequent basis with the other, (b) report (to the extent permitted by law, regulation and any applicable confidentiality agreement) to the other on operational matters and (c) promptly advise the other orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it
(A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality or (iii) any change, event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect on such party or materially adversely affect its ability to consummate the Merger in a timely manner; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall file all reports required to be filed by each of them with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports promptly after the same are filed. Subject to applicable laws relating to the exchange of information, each of the Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other, with respect to all the information relating to the other party and each of their respective Subsidiaries, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

         4.4. CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent's operations prior to the Effective Time. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

                                   ARTICLE V.
                              ADDITIONAL AGREEMENTS

         5.1. PREPARATION OF FORM F-4 AND PROXY STATEMENT; THE COMPANY STOCKHOLDERS MEETING.

                  (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form F-4, in which the Proxy Statement shall be included as a prospectus. Each of the Company and Parent shall use reasonable efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form F-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable U.S. or Canadian securities or "blue sky" laws in connection with the issuance of Parent Common Stock pursuant to the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Stock Option Plans as may be reasonably requested in connection with any such action.

                  (b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of obtaining the Required Company Votes, and, the Company shall, through its Board of Directors, recommend to its stockholders that they approve the transactions contemplated by this Agreement; provided, however, that the Board of Directors of the Company may withdraw, modify or change such recommendation if it receives a Superior Proposal and determines in good faith, based upon the advice of outside counsel, that making such recommendation, or the failure to so withdraw, modify or change its recommendation, or the failure to recommend any other offer or proposal, could reasonably be deemed to cause the members of the Board of Directors to breach their fiduciary duties under applicable law. Parent shall vote or cause to be voted all the shares of Company Common Stock owned of record by Parent or any of its Subsidiaries in favor of the transactions contemplated by this Agreement.

                  (c) The Company shall use reasonable efforts to cause to be delivered to Parent a letter of KPMG Peat Marwick LLP, the Company's independent public accountants, dated a date within two Business Days before the date on which the Form F-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

                  (d) Parent shall use reasonable efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form F-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

         5.2. ACCESS TO INFORMATION. Upon reasonable notice, each of the Company and Parent shall (and shall cause their respective Subsidiaries, to the extent permitted by the Organizational Documents or other pertinent agreements of such entity, to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the other party reasonable access during normal business hours, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and its officers, employees and representatives and, during such period, each of the Company and Parent shall (and shall cause its Subsidiaries, to the extent permitted by the Organizational Documents or other pertinent agreements of such entity, to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of Federal or state securities laws, as applicable (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) consistent with its legal obligations, all other information concerning its business, properties and personnel as the other party may reasonably request, including any information requested with respect to Company stockholder approval at the Company Stockholders Meeting and the status of efforts to obtain such approval; provided, however, each of the Company and Parent may restrict the foregoing access to the extent that (i) a Governmental Entity requires such party or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable laws and regulations or (ii) any law, treaty, rule or regulation of any Governmental Entity applicable to such party or any of its Subsidiaries requires such party or any of its Subsidiaries to restrict access to any properties or information. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letter (the "Confidentiality Agreement") dated November 6, 1998, between the Company and Parent, which Confidentiality Agreement shall remain in full force and effect.

         5.3. APPROVALS AND CONSENTS; COOPERATION. Each of the Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) its reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, (ii) taking all reasonable steps as may be necessary to obtain all such consents, waivers, licenses, registrations, permits, authorizations, tax rulings, orders and approvals and (iii) subject to fiduciary duties, the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed. Without limiting the generality of the foregoing, each of the Company and Parent agrees to make all necessary filings in connection with the Required Regulatory Approvals as promptly as practicable after the date of this Agreement, and to use its reasonable efforts to furnish or cause to be furnished, as promptly as practicable, all information and documents requested with respect to such Required Regulatory Approvals and shall otherwise cooperate with the applicable Governmental Entity in order to obtain any Required Regulatory Approvals in as expeditious a manner as possible. Each of the Company and Parent shall use its reasonable efforts to resolve such objections, if any, as any Governmental Entity may assert with respect to this Agreement and the transactions contemplated hereby in connection with the Required Regulatory Approvals. In the event that a suit is instituted by a Person or Governmental Entity challenging this Agreement and the transactions contemplated hereby as violative of applicable antitrust or competition laws, each of the Company and Parent shall use its reasonable efforts to resist or resolve such suit. The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may reasonably be necessary or advisable in connection with the Form F-4 or Proxy Statement or any other statement, filing, tax ruling request, notice or application made by or on behalf of the

Company, Parent or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

         5.4.     ACQUISITION PROPOSALS.

                  (a) Unless and until this Agreement shall have been terminated by either party pursuant to Article VII hereof, the Company shall not take or cause, directly or indirectly, any of the following actions with any party other than Parent, Merger Sub or their respective designees: (i) solicit, knowingly encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer, indication or proposal to acquire all or more than 20% of its business, assets or capital shares or voting securities whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Proposal"); or (ii) disclose, in connection with an Acquisition Proposal, any information or provide access to its properties, books or records, except as required by law or pursuant to a governmental request for information. In addition, the Company shall, and shall cause its officers, directors and representatives to, immediately cease any activities of the type described in (a)(i) and (a)(ii) existing as of the date of this Agreement.

                  (b) Notwithstanding anything to the contrary contained in
Section 5.4(a) or elsewhere in this Agreement, prior to the Effective Time, the Company may, to the extent the Board of Directors of the Company determines that it would be in the best interests of the Company or its stockholders to do so, participate in discussion or negotiations with, and furnish non-public information, and afford access to the properties, books, records, officers, employees and representatives of the Company to any Person, entity or group after such Person, entity or group has delivered to the Company in writing, an Acquisition Proposal which the Board of Directors of the Company in its good faith reasonable judgment, after consultation with its financial advisors, determines if consummated would be more favorable to the Company or its stockholders than the transactions contemplated by this Agreement (a "Superior Proposal"). In the event the Company receives a Superior Proposal, nothing contained in this Agreement (but subject to the terms of this paragraph (b)) will prevent the Board of Directors of the Company from executing or entering into an agreement relating to such Superior Proposal and recommending such Superior Proposal to its stockholders, if the Board determines in good faith that it is appropriate to do so; in such case, the Board of Directors of the Company may withdraw, modify or refrain from making its recommendation of the Merger, and, to the extent it does so, the Company may refrain from calling, providing notice of and holding the Company Stockholders Meeting to adopt this Agreement and from soliciting proxies or consents to secure the vote or written consent of its stockholders to adopt this Agreement and may terminate this Agreement; provided however that the Company shall (i) provide Parent written notice of the Company's receipt of a Superior Proposal, including a copy of such Superior Proposal (or a description of the significant terms and conditions thereof), within 24 hours of such receipt, (ii) provide Parent written notice of the Company's receipt of an Acquisition Proposal, including a copy of such Acquisition Proposal (or a description of the significant terms and conditions thereof), within 48 hours of such receipt and (iii) provide Parent written notice of the Company's intention to execute or enter into an agreement relating to a Superior Proposal at least three

 Business Days prior to the Company's
execution of or entry into such an agreement. Notwithstanding anything to the contrary contained in Section 5.4 or elsewhere in this Agreement, prior to the Effective Time, the Company may, in connection with a possible Acquisition Proposal, refer any third party to this Section 5.4 and Section 7.2(b) and make a copy of this Section 5.4 and Section 7.2(b) available to a third party.

         5.5.     EMPLOYEE BENEFITS.

                  (a) Subject to subparagraph 5.5(c) below, for a period of two years immediately following the Closing Date, Parent shall or shall cause the Surviving Corporation to maintain in effect employee benefit plans and arrangements which provide benefits which have a value which is substantially comparable, in the aggregate, to the benefits provided by the Company Benefit Plans (not taking into account the value of any benefits under any such plans which are equity based).

                  (b) For purposes of determining eligibility to participate, vesting and accrual or entitlement to benefits where length of service is relevant under any employee benefit plan or arrangement of Parent, the Surviving Corporation or any of their respective, employees of the Company and Company Sub as of the Effective Time shall receive service credit for service with the Company and Company Sub to the same extent such service credit was granted under the Company Benefit Plans, subject to offsets for previously accrued benefits and no duplication of benefits.

                  (c) Parent shall cause the Surviving Corporation to assume and honor in accordance with their terms (i) all written employment, severance and termination plans and agreements (including change in control provisions) of employees of the Company and Company Sub provided to Parent on or prior to the date of this Agreement and (ii) the policies identified in Section 5.5(c) of the Company Disclosure Schedule.

         5.6. FEES AND EXPENSES. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except
(a) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or Company Sub and any real property transfer tax imposed on any holder of shares of capital stock of the Company resulting from the Merger, (b) the Expenses incurred in connection with the printing, filing and mailing to stockholders of the Form F-4 and Proxy Statement and the solicitation of stockholder approvals shall be shared equally by the Company and Parent, and (c) as provided in
Section 7.2. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Form F-4 and Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

         5.7. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. Parent and the Surviving Corporation shall cause to be maintained in effect (i) for a period of six years after the Effective Time, the current provisions regarding indemnification of current or former officers and directors (each, an "Indemnified Party") contained in the Organizational Documents of the Company or Company Sub and in any agreements between an Indemnified Party and the Company or Company Sub and (ii) for a period of six years, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time. This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. For a period of six years after the Effective Time, Parent and the Surviving Corporation shall indemnify the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification pursuant to clause (i) of the first sentence of this Section 5.7.

         5.8. PUBLIC ANNOUNCEMENTS. The Company and Parent shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

         5.9. TAX AND ACCOUNTING TREATMENT. Each of Parent, Merger Sub and the Company shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be likely to prevent, the Merger from qualifying (A) for pooling of interests accounting treatment for U.S. GAAP or (B) as a reorganization within the meaning of Section 368(a) of the Code.

         5.10.    AFFILIATES.

                  (a) Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company (including all directors of the Company) for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. The Company shall use reasonable efforts to cause each such Person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit A.

                  (b) Prior to the Closing Date, Parent shall deliver to the Company a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of Parent (including all directors of Parent) under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Parent shall use reasonable efforts to cause each such Person to deliver to the Company on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit B.

         5.11. STOCK EXCHANGE LISTING. Parent shall use reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and pursuant to the Company Stock Option Plans to be approved for listing on The Toronto Stock Exchange and the New York Stock Exchange, subject to official notice of issuance and other customary conditions, prior to the Closing Date.

         5.12. TAKEOVER STATUTES. If Section 203 of the DGCL or any other takeover statute ("Takeover statute") shall become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company, subject to its fiduciary duties, shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such Takeover Statute on the transactions contemplated hereby.

         5.13. RIGHTS AGREEMENTS.Each of Parent and the Company shall take all necessary action prior to the Effective Time to cause the dilution provisions of the Company Rights Agreement and the Parent Rights Agreement, respectively, to be inapplicable to the transactions contemplated by this Agreement, without any payment to holders of rights issued pursuant to such rights agreements.

         5.14.    EMPLOYEE STOCK OPTIONS AND EQUITY INCENTIVES

                  (a) Simultaneously with the Merger, (i) each outstanding option to purchase a share of Company Common Stock under the Company Stock Option Plans (other than the Company's 1996 Long Term Equity Incentive Plan (the "1996 Plan")) and each outstanding option to purchase a share of Company Common Stock under the 1996 Plan that is not exercised by the holder thereof shall be converted into an option to purchase the number of shares of Parent Common Stock equal to the Conversion Number multiplied by the number of shares of Company Common Stock which could have been obtained prior to the Effective Time upon the exercise of each such option, at an exercise price per share equal to the exercise price for each such share of Company Common Stock subject to an option under the Company Stock Option Plans being so converted divided by the Conversion Number, and all references in each such option to the Company shall be deemed to refer to Parent, where appropriate, (ii) each outstanding stock appreciation right that is not exercised by the holder thereof shall be converted into a stock appreciation right with respect to the number of shares of Parent Common Stock equal to the Conversion Number with an exercise price equal to the exercise price for each such stock appreciation right issued under the Company Stock Option Plans being so converted divided by the Conversion Number, and all references in each such stock appreciation right to the Company shall be deemed to refer to Parent, where appropriate, and (iii) Parent shall assume the obligations of the Company under such Company Stock Option Plans. The other terms of each such option and stock appreciation right, and the plans under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration.

                  (b) Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the plans referred to in this
Section 5.14 and (ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock pursuant to such plans, upon the exercise or maturation of rights existing thereunder at the Effective Time or thereafter granted or awarded.

                  (c) Subject to any applicable limitations under the Securities Act, Parent shall file a registration statement on Form S-8 (or any successor form) or another appropriate form (or shall cause options to purchase Company Common Stock that were converted into options to purchase Parent Common Stock (the "New Stock Rights") to be deemed to be options issued pursuant to a stock option or other equity compensation plan of Parent for which shares of Parent Common Stock have been previously registered pursuant to an appropriate registration form with the SEC) and shall cause such registration statement to be effective on or prior to the Effective Time, with respect to the shares of Parent Common Stock issuable upon the exercise of the New Stock Rights, and shall use all reasonable efforts to maintain the effectiveness of such registration statement for so long as such New Stock Rights shall remain outstanding.

         5.15. FURTHER ASSURANCES. In case at any time after the Effective Time any further action is reasonably necessary to carry out the purposes of this Agreement, the proper officers of the Company, Parent and Merger Sub shall take any such reasonably necessary action.

                                   ARTICLE VI.
                              CONDITIONS PRECEDENT

         6.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. The Company shall have obtained all approvals of holders of shares of capital stock of the Company necessary to approve this Agreement and all the transactions contemplated hereby (including the Merger).

                  (b) HSR Act; Exon-Florio. The waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the consummation of the Merger, shall have been obtained or made. Parent shall have received all consents or approvals necessary under the Exon-Florio Act.

                  (c) Effective Registration Statement. The Form F-4 shall have been declared effective by the SEC under the Securities Act, and no stop order suspending the effectiveness of the Form F-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of the Parent or the Company, threatened by the SEC, and all necessary approvals under blue sky laws and Canadian securities laws (including customary approvals with respect to the issuance and resale of such Parent Common Stock) relating to the issuance or trading of the Parent Common Stock to be issued to the stockholders of the Company in connection with the Merger shall have been received.

                  (d) No Injunctions or Restraints, Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, that the provisions of this
Section 6.1(d) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, such order or injunction.

                  (e) Required Regulatory Approvals. All authorizations, consents, orders and approvals of, and declarations and filings with, and all expirations of waiting periods imposed by, any Governmental Entity which, if not obtained in connection with the consummation of the transactions contemplated hereby, could reasonably be expected to have a Material Adverse Effect on the Company (collectively, "Required Regulatory Approvals"), shall have been obtained, have been declared or filed or have occurred, as the case may be, and all such Required Regulatory Approvals shall be in full force and effect.

                  (f) Exchange Listing of Parent Common Stock. The Parent Common Stock to be issued to the stockholders of the Company in connection with the Merger and pursuant to the Company Stock Option Plans shall have been approved for listing on The Toronto Stock

Exchange and the New York Stock Exchange subject only to official notice of issuance and other customary conditions.

                  (g) Pooling. At the Effective Time, each of the Company and Parent shall have received a letter from its independent public accountants, in form and substance reasonably satisfactory to it, stating that they concur with management's conclusion that the Merger will qualify as a transaction to be accounted for in accordance with the pooling of interests method of accounting under the requirements of APB No. 16.

         6.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by Parent, on or prior to the Closing Date, of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of the Company that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date).

                  (b) Performance of Obligations of the Company. The Company shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

                  (c) Tax Opinion. Parent shall have received an opinion from Seyfarth, Shaw, Fairweather & Geraldson, dated on or about the date the Proxy Statement is mailed to the Company's stockholders, in form and substance reasonably satisfactory to Parent and based on customary representations of Parent, Merger Sub and the Company and on the basis of facts and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and
(ii) no gain or loss will be recognized by Company stockholders for United States Federal income tax purposes upon the exchange of their Company Common Stock solely for shares of Parent Common Stock, except with respect to cash, if any, received in lieu if fractional shares of Company Common Stock. Further, the opinion Seyfarth, Shaw, Fairweather & Geraldson delivered pursuant to this section shall not have been withdrawn or modified in any material respect on or prior to the Effective Time.

                  (d) Absence of Company Material Adverse Effect. There shall not have occurred since the date of this Agreement any Material Adverse Effect on the Company.

         6.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company on or prior to the Closing Date of the following additional conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement that is qualified as to materiality shall have been true and correct when made and shall be true and correct on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct as of such certain date), and each of the representations and warranties of each of Parent and Merger Sub that is not so qualified shall have been true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date).

                  (b) Performance of Obligations of Parent. Parent shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are qualified as to materiality and shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date that are not so qualified as to materiality.

                  (c) Tax Opinion. The Company shall have received an opinion from Latham & Watkins, dated on or about the date the Proxy Statement is mailed to Company stockholders, in form and substance reasonably satisfactory to the Company and based on customary representations of Parent, Merger Sub and the Company and on the basis of facts and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Effective Time, substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by Company stockholders for United States Federal income tax purposes upon the exchange of their Company Common Stock solely for shares of Parent Common Stock, except with respect to cash, if any, received in lieu if fractional shares of Company Common Stock. Further, the opinion of Latham & Watkins delivered pursuant to this section shall not have been withdrawn or modified in any material respect on or prior to the Effective Time.

                                  ARTICLE VII.
                            TERMINATION AND AMENDMENT

         7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

                  (a) By mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

                  (b) By either the Company or Parent if the Merger shall not have been consummated by the date which is six months from the date of this Agreement (the "Outside Date"); provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

                  (c) By either the Company or Parent if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties shall have used their reasonable efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

                  (d) By either Parent or the Company if the approval by the stockholders of the Company required for the consummation of the Merger or the other transactions contemplated hereby shall not have been obtained at the Company Stockholders Meeting or at any adjournment thereof by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

                  (e) By Parent if (i) the Board of Directors of the Company shall have withdrawn or adversely modified its recommendation of the Merger or this Agreement; (ii) the Board of Directors of the Company shall have failed to recommend the Merger or this Agreement or shall have recommended to the stockholders of the Company that they approve an Acquisition Proposal other than contemplated by this Agreement; (iii) a tender offer or exchange offer that, if successful, would result in any Person or "group" becoming a "beneficial owner" (such terms having the meaning in this Agreement as is ascribed under Regulation 13D under the Exchange Act) of 50% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or an affiliate of Parent) and the Board of Directors of the Company does not oppose such tender offer or recommends that the stockholders of the Company tender their shares in such tender or exchange offer; or (iv) for any reason the Company fails to call and hold the Company Stockholders Meeting by the Outside Date (provided that Parent's right to terminate this Agreement under such clause (iv) shall not be available if at such time the Company would be entitled to terminate this Agreement under Section 7.1(h));

                  (f) By the Company if the Board of Directors of the Company determines to accept a Superior Proposal; provided, however, that no termination pursuant to this Section 7.1(f) shall be effective unless that Company shall make the payment required by Section 7.2(b) within two Business Days following the acceptance of such Superior Proposal;

                  (g) By Parent, upon a material breach of any covenant or agreement on the part of the Company set forth in this Agreement, or if (i) any representation or warranty of the Company that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of the Company that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied (a "Terminating Company Breach"); provided, however, that, if such Terminating Company Breach is capable of being cured by the Company prior to the Effective Time through the exercise of its best efforts, Parent shall promptly give notice of such Terminating Company Breach to the Company and if such Terminating Company Breach is cured within 15 days after giving notice to the Company of such breach, Parent may not terminate this Agreement under this
Section 7.1(g); or

                  (h) By the Company, upon a material breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if
(i) any representation or warranty of Parent or Merger Sub that is qualified as to materiality shall have become untrue or (ii) any representation or warranty of Parent or Merger Sub that is not so qualified shall have become untrue in any material respect, in each case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied ("Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is capable of being cured by Parent prior to the Effective Time through the exercise of best efforts, the Company shall promptly give notice of such Terminating Parent Breach to Parent and if such Terminating Parent Breach is cured within 15 days after giving written notice to Parent of such breach, the Company may not terminate this Agreement under this Section 7.1(h).

         7.2.     EFFECT OF TERMINATION

                  (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors except (i) with respect to Section 5.6, this Section 7.2 and Article VIII and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its covenants or other agreements set forth in this Agreement.

                  (b) In the event that this Agreement is terminated pursuant to
Section 7.1(e) or 7.1(f), then the Company shall pay the Parent a cash fee of $33,500,000, which amount shall be payable by wire transfer of immediately available funds no later than two Business Days after such termination. The Company acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, the Parent and Merger Sub would not enter into this Agreement.

                  (c) In the event of termination of this Agreement by Parent pursuant to Section 7.1(g), then the Company shall reimburse Parent for all its reasonable out-of-pocket expenses (up to $3,000,000) actually incurred in connection with this Agreement and the transactions contemplated hereby, which amount shall be payable by wire transfer of same day funds within three Business Days of written demand, accompanied by a reasonably detailed statement of such expenses and appropriate supporting documentation therefor.

                  (d) In the event of termination of this Agreement by the Company pursuant to Section 7.1(h), then Parent shall reimburse the Company for all its reasonable out-of-pocket expenses (up to $3,000,000) actually incurred in connection with this Agreement and the transactions contemplated hereby, which amount shall be payable by wire transfer of same day funds within three Business Days of written demand, accompanied by a reasonably detailed statement of such expenses and appropriate supporting documentation therefor.

         7.3. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by law or in accordance with the rules of the American Stock Exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                  ARTICLE VIII.
                               GENERAL PROVISIONS

         8.1. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS; NO OTHER REPRESENTATIONS AND WARRANTIES. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, none of the Company, Parent or Merger Sub makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing.

         8.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the first Business Day following the date of dispatch if delivered by a nationally recognized next-day courier service, (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (a) if to Parent or Merger Sub, to Placer Dome Inc., 1600-1055 Dunsmuir Street, Vancouver, B.C. V7X 1P1, Attention: Ian G. Austin, Executive Vice President, Facsimile No.: (604) 661-3726, with copies to J. R. Donald Rose, Vice President, General Counsel and Secretary, and David S. Stone, Seyfarth, Shaw, Fairweather & Geraldson, 55 East Monroe Street, Suite 4200, Chicago, Illinois 60603, Facsimile No.: (312) 269-8869;

                  (b) if to the Company, Getchell Gold Corporation, 5460 South Quebec Street, Suite 240, Englewood, Colorado 80111, Attention: G.W. Thompson, President and Chief Executive Officer, Facsimile No.: (303) 771-1075, with a copy to Christopher L. Kaufman, Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California 94025, Facsimile No.: (650) 463-2600.

         8.3. INTERPRETATION. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the content requires otherwise.

         8.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         8.5.     ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

                  (a) This Agreement (including the Schedules and Exhibits) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

                  (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Sections 5.5 and 5.7 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

         8.6. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the laws that might be applicable under conflicts of laws principles.

         8.7. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         8.8. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8.9. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.10.    DEFINITIONS.  As used in this Agreement:

                  (a) "Board of Directors" means the Board of Directors of any specified Person and any properly serving and acting committees thereof.

                  (b) "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

                  (c) "Company Stock Option Plans" means the Company's 1998 Stock Option Plan for Outside Directors, 1996 Stock Option Plan for Outside Directors, 1996 Long Term Equity Incentive Plan and Amended and Restated Long-Term Incentive Plan.

                  (d) "Material Adverse Effect" means, with respect to any entity, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of such entity and its Subsidiaries taken as a whole (other than changes, circumstances or effects relating to gold prices or gold mining industry in general or the economy) or would prevent the Company or Parent (as the case may be) from performing its obligations under this Agreement.

                  (e) "Organizational Documents" means, with respect to any entity, the certificate of incorporation, bylaws or other governing documents of such entity.

                  (f) "Person" means an individual, corporation, partnership, limited liability company association, trust, unincorporated organization, entity or group (as defined in the Exchange Act).

                  (g) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting and economic interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                  (h) (i) "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties, fines and additions to tax imposed with respect to such amounts and any interest in respect of such penalties and additions to tax, and
(ii) "Tax Return" means all returns and reports (including elections, claims, declarations, disclosures, schedules, estimates, computations and information returns) required to be supplied to a Tax authority in any jurisdiction relating to Taxes.

                  (i) "the other party" means, with respect to the Company, Parent and means, with respect to Parent, the Company.

                  IN WITNESS WHEREOF, Parent, the Company and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of December 11, 1998.


                         PLACER DOME INC.,
                         a corporation incorporated under the Canada
                         Business Corporations Act



                         By: /s/ John M. Willson
                            ------------------------------------------
                         Name: John M. Willson
                         Title: President and Chief Executive Officer


                         By: /s/ Ian G. Austin
                            ------------------------------------------
                         Name: Ian G. Austin
                         Title: Executive Vice President


                         BULLION ACQUISITION CORP.,
                         a Delaware corporation



                         By: /s/ Ian G. Austin
                            ------------------------------------------
                         Name: Ian G. Austin
                         Title: President


                         GETCHELL GOLD CORPORATION,
                         a Delaware corporation



                         By: /s/ G.W. Thompson
                            ------------------------------------------
                         Name: G.W. Thompson
                         Title: President and Chief Executive Officer